Exhibit 99.1

Longevity Acquisition Corporation Announces Signing of Definitive Merger Agreement

NEW YORK, Oct. 22, 2020 /PRNewswire/ -- Longevity Acquisition Corporation (NASDAQ: LOAC) (the "Company" or “LOAC”), a publicly-traded special purpose acquisition company (SPAC), announced that it has signed a definitive merger agreement with 4D pharma PLC (AIM: DDDD, “4D pharma” or “4D”). Upon completion of the merger, shareholders of LOAC will receive American Depositary Shares (ADSs) of 4D and LOAC will become a wholly-owned subsidiary of 4D, subject to customary closing conditions, including that 4D American Depositary Shares (“ADSs”) will be approved to be listed and tradable on Nasdaq.

4D pharma's Live Biotherapeutic Products (LBPs) are orally delivered single strains of bacteria that are naturally found in the healthy human gut. The Company has six clinical programs, namely a Phase I/II study of MRx0518 in combination with Keytruda® (pembrolizumab) in solid tumors, a Phase I study of MRx0518 in a neoadjuvant setting for patients with solid tumors, a Phase I study of MRx0518 in patients with pancreatic cancer, a Phase I/II study of MRx-4DP0004 in asthma, a Phase II study of MRx-4DP0004 in patients hospitalized with COVID-19, and Blautix® in Irritable Bowel Syndrome (IBS) which has completed a successful Phase II trial. Preclinical-stage programs include candidates for CNS disease such as Parkinson's disease and other neurodegenerative conditions, and autoimmune diseases. The Company has a research collaboration with MSD, a tradename of Merck & Co., Inc., Kenilworth, NJ, USA, to discover and develop Live Biotherapeutics for vaccines.

Mr. Matthew Chen, Chief Executive Officer of LOAC remarked, “We are truly excited about the merger with 4D pharma. Our team reviewed many opportunities in a variety of industries, and determined that the transaction with 4D would provide the greatest value to our shareholders. 4D is developing promising novel biotherapeutics to address unmet medical needs. We are impressed by the 4D management team’s track record in drug development and partnership building in the pharmaceutical industry. We are very excited about the future prospects of the combined company.”

Duncan Peyton, Chief Executive Officer of 4D pharma, stated, “A Nasdaq listing allows 4D to capitalize on increased interest from US healthcare investors in recent years, providing access to a much larger pool of specialist capital, and increasing our global profile and exposure. Nasdaq is a very positive environment for growing, innovative biotech companies. The merger with LOAC accelerates and de-risks our entry into the US, while providing immediate access to additional funds to support our pipeline. The increased exposure of a US listing will also support ongoing partnering discussions across our pipeline.”

Transaction Details

At closing, LOAC will merge with and into 4D Pharma BVI Limited (“Merger Sub”), a wholly owned subsidiary of 4D pharma plc, with Merger Sub continuing as the surviving company. At the effective time of the merger, each of LOAC’s ordinary shares issued and outstanding prior to the effective time of the merger (excluding shares held by 4D and LOAC and dissenting shares, if any) will be automatically converted into the right to receive certain per share merger consideration (as defined below), and each warrant to purchase LOAC’s ordinary shares and right to receive LOAC’s ordinary shares that is outstanding immediately prior to the effective time of the merger will be assumed by 4D pharma and automatically converted into a warrant to purchase ordinary shares of 4D pharma and a right to receive ordinary shares of 4D pharma, payable in 4D pharma ADSs, respectively. The per share merger consideration will consist of 7.5315 ordinary shares of 4D pharma, payable in 4D pharma ADSs (each ADS representing 8 ordinary shares), for each issued and outstanding ordinary shares of LOAC immediately prior to the closing.

The closing conditions of the merger include, among others, the approval of the merger by LOAC’s existing shareholders and approvals from 4D shareholders, the approval for listing of 4D pharma’s ADSs on the Nasdaq Stock Market, and LOAC having at least $11,750,000 of net tangible assets and at least $14,600,000 in cash at the closing.

Upon and immediately following the consummation of the merger, it is anticipated that the shareholders of LOAC prior to the closing will collectively own approximately 13.1% of outstanding ordinary shares of the combined entity.

Concurrently with the execution of the merger agreement, LOAC entered into certain backstop agreements with Whale Management Corporation, the sponsor of LOAC, 4D pharma and certain investors, pursuant to which the investors have committed to provide financial backing to the Company immediately prior to the closing in the event of share redemptions at LOAC in the aggregate amount of up to $14,600,000. On the same date and upon receipt of the principal, LOAC also issued unsecured convertible promissory notes to certain investors in the aggregate principal amount of $1,860,000 in connection with the merger agreement which will be paid by the combined company following closing.

Upon the execution of the Merger Agreement and the receipt of the proceeds from the convertible notes, Messrs. Matthew Chen, Teddy Zheng, Yukman Lau and Pai Liu resigned from their positions of Chief Executive Officer, Chief Financial Officer, director of the Company’s board of directors (the “Board”), and director of the Board, respectively. On the same date, the Board appointed Alex Lyamport as CEO and director of the Board, Matthew Chen as CFO, and Nicholas H. Adler and Jerry L. Hutter as directors of the Board, to fill in the vacancies created by the resignations. Our Board currently consists of two existing directors of the Board, Messrs. Matthew Chen and Jun Liu, and three newly appointed directors, Messrs. Alex Lyamport, Nicholas H. Adler and Jerry L. Hutter. Following completion of the Merger, existing 4D pharma Directors will continue to serve in their current roles in the combined entity.

From the date of execution of the merger agreement through the closing, LOAC shall use all reasonable efforts to remain as a public company on, and for its securities to be tradable over the Nasdaq Capital Market. 4D shall use all reasonable efforts to apply for a listing of 4D ADSs on, and for 4D ADSs to be tradable over, the Nasdaq stock market.

Chardan Capital Markets LLC is acting as financial advisor to LOAC. Hunter Taubman Fischer & Li LLC, Addleshaw Goddard LLP and Ogier are acting as legal counsels to LOAC. Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Pinsent Masons LLP are acting as legal counsels to 4D.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which will be filed by LOAC with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

About 4D

Founded in February 2014, 4D pharma is a world leader in the development of Live Biotherapeutics, a novel and emerging class of drugs, defined by the FDA as biological products that contain a live organism, such as a bacterium, that is applicable to the prevention, treatment or cure of a disease. 4D has developed a proprietary platform, MicroRx®, that rationally identifies Live Biotherapeutics based on a deep understanding of function and mechanism.

4D pharma's Live Biotherapeutic products (LBPs) are orally delivered single strains of bacteria that are naturally found in the healthy human gut. The Company has six clinical programmes, namely a Phase I/II study of MRx0518 in combination with KEYTRUDA (pembrolizumab) in solid tumours, a Phase I study of MRx0518 in a neoadjuvant setting for patients with solid tumours, a Phase I study of MRx0518 in patients with pancreatic cancer, a Phase I/II study of MRx-4DP0004 in asthma, a Phase II study of MRx-4DP0004 in patients hospitalised with COVID-19, and Blautix® in Irritable Bowel Syndrome (IBS) which has completed a successful Phase II trial. Preclinical-stage programmes include candidates for CNS disease such as Parkinson's disease and other neurodegenerative conditions. The Company has a research collaboration with MSD, a tradename of Merck & Co., Inc., Kenilworth, NJ, USA, to discover and develop Live Biotherapeutics for vaccines.

For more information, refer to https://www.4dpharmaplc.com.

About LOAC

LOAC is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. LOAC’s efforts to identify a target business have not been limited to a particular industry or geographic region. LOAC is sponsored by Whale Management Corporation, a BVI business company with limited liability.

Additional Information about the Transaction and Where to Find it

This press release is being made in respect of a proposed business combination involving 4D and LOAC. This press release does not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote or approval nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the shareholders of 4D and LOAC for their consideration. 4D intends to file with the SEC a Registration Statement on Form F-4 that will include a preliminary prospectus with respect to 4D’s ordinary shares and ADSs to be issued in the proposed transaction and a proxy statement of LOAC in connection with the merger. The information in the preliminary proxy statement/prospectus is not complete and may be changed. 4D may not sell the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form F-4 becomes effective. The proxy statement/prospectus will be provided to the LOAC shareholders. 4D and LOAC also plan to file other documents with the SEC regarding the proposed transaction.

This press release is not a substitute for any prospectus, proxy statement or any other document that 4D or LOAC may file with the SEC in connection with the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when they become available) and other documents filed with the SEC without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330.

Participants in the Solicitation

LOAC and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from LOAC’s shareholders with respect to the proposed transaction. Information regarding LOAC’s directors and executive officers is available in its annual report on Form 10-K for the fiscal year ended February 29, 2020, filed with the SEC on April 30, 2020. Additional information regarding the participants in the proxy solicitation relating to the proposed transaction and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

4D and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of LOAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction when available.

Forward-Looking Statements

This press release and the exhibits hereto include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, LOAC’s expectations with respect to future performance, anticipated financial impacts of the proposed business combination, approval of the business combination transactions by security holders, the satisfaction of the closing conditions to such transactions and the timing of the completion of such transactions.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the possibility that the business combination does not close or that the closing may be delayed because conditions to the closing may not be satisfied, including the receipt of requisite shareholder and other approvals, the performances of LOAC and 4D, and the ability of LOAC or, after the closing of the transactions, the combined company, to continue to meet the Nasdaq Stock Market’s listing standards; the reaction of 4D’s licensors, collaborators, service providers or suppliers to the business combination; unexpected costs, liabilities or delays in the business combination transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination transaction agreement; and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in LOAC’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning LOAC and 4D, the business combination transactions described herein or other matters and attributable to LOAC, 4D, or their respective shareholders or any person acting on behalf of any of them are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, neither LOAC, 4D, nor their respective shareholders undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Matthew Chen

Longevity Acquisition Corporation

+ (86) 21-60832028

mchen@lonacq.com